Exhibit 10.2

COLLATERAL ASSIGNMENT AND GENERAL SECURITY AGREEMENT

     This COLLATERAL ASSIGNMENT AND GENERAL SECURITY AGREEMENT (this “Agreement”), dated as of April 8th, 2005, is made by and between Immediatek, Inc., a Nevada corporation, its wholly owned subsidiary DiscLive, Inc., a Delaware corporation (collectively referred to herein as “Company”) and Osias Blum (“Secured Party”).

W I T N E S S E T H:

     WHEREAS, contemporaneously with this Agreement, Immediatek, Inc., a Nevada corporation (“Borrower”) entered into that certain Secured Promissory Note by and between Borrower and Secured Party (the “Note”); and

     WHEREAS, to induce Secured Party to execute the Note, Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to the Secured Party a first priority security interest in certain property of Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Note.

     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.      Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

          (a)      “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement. Collateral, as that term is used herein, shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and all proceeds of insurance covering the same:

          All assets of the Company, including but not limited to all property described in Schedule “A” attached hereto. Notwithstanding the foregoing, the Collateral shall not include those assets listed on Schedule “B” attached hereto.

          (b)      “Indebtedness” means all of the Company’s obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

          (c)      “UCC” means the Uniform Commercial Code, as currently in effect in the States of Nevada and Delaware.

     2.      Grant of Security Interest. As an inducement for the Secured Party to execute a Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of the Indebtedness, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

     3.      Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

          (a)      The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

          (b)      The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants), except as set forth on Schedule C attached hereto.

          (c)      The Company is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

          (d)      No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

          (e)      The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business at the location set forth on Schedule C attached hereto and may not relocate such books of account and records unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first priority liens in the Collateral.

          (f)      This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Indebtedness and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral. Except for the filing of financing statements under the UCC with the jurisdictions indicated on Schedule D attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of his rights and remedies hereunder.

          (g)      The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

          (h)      The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Company will pay the cost of filing one or more financing statements pursuant to the UCC (or any other applicable statute) in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

          (i)      The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

          (j)      The Company shall keep and preserve the Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause any such Collateral to be operated or located) in any area excluded from insurance coverage.

          (k)      The Company will at all times cause to be carried and maintained on and in respect of the Collateral, insurance in such amounts, against such risks and with such insurance companies as the Secured Party shall from time to time require or approve, as evidenced by insurance certificates provided to Secured Party. The Company will cause each such insurance company to agree to advise the Secured Party promptly of any default in the payment of any premium and of any other act or omission on the part of the Company which might invalidate or render unenforceable, in whole or in part, any insurance on the Collateral.

          (l)      The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

          (m)      The Company shall promptly execute and deliver to the Secured Party such further documents and take such further action as the Secured Party may from time to time request and may in his sole discretion deem necessary to perfect, protect or enforce his Security Interest in the Collateral.

          (n)      The Company shall permit the Secured Party and his representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

          (o)      The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

          (p)      The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

          (q)      All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

     4.      Defaults. The following events shall be “Events of Default”:

          (a)      The occurrence of an event of default under the Note;

          (b)      Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made; and

          (c)      The failure by the Company to observe or perform any of its obligations hereunder for ten (10) days after receipt by the Company of notice of such failure from the Secured Party.

     5.      Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Indebtedness.

     6.      Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Party shall have the following rights and powers:

          (a)      The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Company’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

          (b)      The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

     7.      Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing his rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to the satisfaction of the Indebtedness, and then to the satisfaction of any other indebtedness of the Company secured by a lien on the Collateral, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

     8.      Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of his counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note.

     9.      Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

     10.      Security Interest Absolute. All rights of the Secured Party and all Indebtedness of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Indebtedness; (d) any action by the Secured Party to obtain, adjust, settle and cancel in his sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Indebtedness shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Indebtedness is barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

     11.      Term of Agreement. As such Security Interest relates to the Secured Party, any Security Interest created by this Agreement shall terminate upon fulfillment by the Company of all of its obligations under the Indebtedness.

     12.      Power of Attorney. The Company authorizes the Secured Party, and does hereby make, constitute and appoint him, and his respective agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Company or otherwise, after the occurrence and during the continuance of an Event of Default: (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iii) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (iv) generally, to do, at the option of the Secured Party, and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Note, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Indebtedness shall be outstanding.

     13.      Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy and confirmed by delivery via courier or postal service, addressed as follows:

     (i)      if to Company, at 2435 N. Central Expressway, Suite 1610, Richardson, Texas 75080, Attention: Zach Bair, Chief Executive Officer or at such other address for notice as Company shall last have furnished in writing to Secured Party; and

     (ii)      if to Secured Party, at 3104 Oak Lane, Dallas, Texas 75226, or such other address for notice as Secured Party shall last have furnished in writing to Company.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

     14.      Miscellaneous.

          (a)      No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (b)      All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

          (c)      This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

          (d)      In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

          (e)      No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

          (f)      This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

          (g)      Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

          (h)      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. Company agrees that any suit for the enforcement of this Agreement may be brought in any court of competent jurisdiction in Dallas County, Texas and consents to the non-exclusive jurisdiction of such courts and to service of process in any such suit being made upon Company by mail at the address specified in Section 13 hereof. Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

          (i)      This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Assignment and General Security Agreement to be duly executed on the day and year first above written.

IMMEDIATEK, INC.
By:
Name:
Title:

DISCLIVE, INC.
By:
Name:
Title:

OSIAS BLUM

Osias Blum, individually

SCHEDULE A

Listing of Equipment

ITEK office	computer	8005040100287	$750	1	$750
ITEK office	Monitor	SyncMaster 151V	$450	1	$450
ITEK office	Monitor	generic	$75	1	$75
ITEK office	computer	beone computer	$500	1	$500
ITEK office	Monitor	110JS	$200	1	$200
ITEK office	computer	15” computer	$1,200	1	$1,200
ITEK office	Monitor	4d1784	$200	1	$200
ITEK office	computer	7586040100341	$750	1	$750
ITEK office	Monitor	100000656	$125	1	$125
ITEK office	computer	733119900790	$750	1	$750
ITEK office	Monitor	66337520	$200	1	$200
ITEK office	rack	no id	$100	1	$100
ITEK office	Monitor	69471781	$200	1	$200
ITEK office	Monitor	no id	$75	1	$75
ITEK office	computer	785604010026	$750	1	$750
ITEK office	computer	Qc388-100-00340	$500	1	$500
ITEK office	computer	G4	$800	1	$800
ITEK office	software		$930	1	$930
ITEK office	laptop	m-mvscn304t240-48643-34u-0205	$1,100	1	$1,100
ITEK office	computer		$2,000	1	$2,000
ITEK office	computer		$2,000	1	$2,000
ITEK office	laptop		$1,500	1	$1,500
ITEK office	duplicator		$2,000	1	$2,000
MR	duplicator		$2,000	1	$2,000
MR	duplicator		$2,000	1	$2,000
MR	Pro Tools MIX3		$7,500	3	$22,500
MR	Digidesign 888/24	DH21469 Rev R; DH 21494 Rev R; DH18250	$2,000	3	$6,000
MR	Digidesign 882/20		$1,000	1	$1,000
MR	Digidesign ADATbridge	DYO1677	$1,000	1	$1,000
MR	Waves Gold TDM Plugins	ACC11754; ACC11667	$2,000	2	$4,000
MR	Vixel 9100 Fabric Switch	SNZ21L4001427	$10,000	1	$10,000
MR	2.5 Terabyte Apple Xserve	XB311020M8M	$10,000	1	$10,000
MR	Apple 1.25 Ghz G4	XB3420VUPC1; XB33501UPC1; XB33307MPC1	$2,000	3	$6,000
MR	HHb CD Recorder	BIMP004846CC	$800	1	$800
MR	Tascam CD Recorder	40344	$600	1	$600
MR	TRUE Precision8 Mic Preamps		$1,800	1	$1,800
MR	Mackie HR824 Monitor Speakers		$699	2	$1,398
MR	15” Computer Monitors		$500	2	$1,000
MR	500’ 4-channel Snake		$500	1	$500
MR	Whirlwind Medusa	Custom 32-Channel Split Snake	$5,500	1	$5,500
MR	Rode NT4 Stereo Mic		$600	1	$600
MR	Custom Rack Mount CD Duplicators		$1,200	9	$10,800
MR	Custom Rock Hard Road Cases		$1,500	6	$9,000

MR	32 Channel Biamp	Legend Recording Console	$10,000	1	$10,000
MR	Int. 9200, yr: 2000, black, Cat Engine,	VIN #: 2HSCDATN3YC061112; 3406E 350hp	$200,000	1	$200,000
MR	Merch Equip.	Cash Reg, Tents, Listening Stat., etc	$2,000	1	$2,000
MR	blank CDRs		$1	10,000	$6,500
MR	Patent application; live recording & dup.	60/541,706	$12,000	1	$12,000
storage	Digi-Paks, CDs and Jewel Cases	Various Artists (Cost) $2.50 per / 90 box	$225	108	$24,300
storage	EC Series Robotic arm		$1,000	1	$1,000
storage	Playnar monitor		$1,000	2	$2,000
storage	Dell Tower PC		$1,000	1	$1,000
storage	Plex writer Duplicator		$1,000	2	$2,000
storage	POS Jet printer		$119	5	$595
storage	Dymo Labler		$49	2	$98
storage	cables		$15	20	$300
storage	RJ45 cables		$15	20	$300
storage	keyboards		$20	40	$800
storage	20 AMP cable	100 ft.	$150	1	$150
storage	telephones		$50	3	$150
storage	tables		$45	4	$180
storage	tv monitor		$300	1	$300
storage	travel case		$500	1	$500
storage	Avaya computer		$1,500	1	$1,500
DiscLive Europe	MF Digital Bay Duplicator		$7,300	5	$36,500
DiscLive Europe	Dell Dimension 3000 Desktop Computer		$656	5	$3,280
DiscLive Europe	Rack Cabinets for Gear		$2,000	1	$2,000
DiscLive Europe	15” LCD Monitor		$500	1	$500
DiscLive Europe	Waves L2		$2,300	1	$2,300
DiscLive Europe	TL Audio EQ1		$1,300	1	$1,300
DiscLive Europe	Soundblaster Extigy Soundcard		$100	2	$200
DiscLive Europe	Shure KSM32		$1,000	2	$2,000
DiscLive Europe	Crown SASS MK-II Microphone		$1,600	1	$1,600

Intellectual Property included in Schedule A

Type	Title	Status	Priority Case	Filing Date	Serial No.
US Patent	Method and System to Distribute CD’s and DVD’s Over a Network by Concurrently Delivering Content and Recording Software	Converted		2/17/2000	60/183,239

US Patent	Systems and Methods for Distributing Expression Over a Network Computer Environment	Pending	IMTK:1000P	2/8/2001	09/779,936

US Patent	Systems and Methods for Distributing Expression Over a Network Computer Environment	New — Not Filed	IMTK:1000P

US Patent	System for Digital Watermarking and Distribution of Recorded Content (Scarlet-Fire)	Pending — File handled by Greenberg Turig	60/144,867 7/20/1999	7/20/2000	09/620,572

US Patent	System and Methods for Rapid Mass Production of Content-Inclusive Physical Media	Converted		11/10/2003	60/518,330

US Patent	System, Method and Apparatus for Rapid Mass Production of Content-Inclusive Physical Media	Pending	IMTK:1003P	11/10/2004	10/986,558

US Patent	Resource Distribution in Network Environment (Incante)	Pending	60/224,907 8/11/2000	8/3/2001	09/922,209

US Trademark	IMMEDIATEK	Registered		6/13/2003	78/261,977

US Trademark	NETBURN	Registered		6/13/2003	78/261,982

US Trademark	STAGERAGE	Abandoned 8/30/2004		6/13/2003	78/261,984

US Trademark	BURN MUSIC. NOT ARTISTS.	Pending		3/8/2004	78/380,466

US Trademark	DISCLIVE	New — Not Filed

SCHEDULE B

Assets excluded from Collateral

Audio Equipment

Vendor	Description	Serial #
Creative	Audigy 2 Soundcard	N/A
Creative	Audigy 2 Soundcard	N/A
Waves	L2 Ultramaximizer	12152L2RA3717
Emachines	Computer System	CBM2C80007908
Emachines	Computer System	QIP33F0502735
Empirical Labs	Distressor	7780
Empirical Labs	Distressor	7781
TL Audio	Valve Equaliser	951485
DBX	Loudspeaker Management	N /A
MixWizard	WZ 16-2 Console	W216012105209
Equitech	2RQ-FM	S-003150
Various	Cabling	N/A
Maxtor	3000DV	Y2RXVJEE
APC	Battery Backup	JB025202601
APC	Back-UPS ES	AB0243222239
Sure	KSM32 Microphone	N/A
Sure	KSM32 Microphone	N/A
Audio Technica	AEW-R5200	3070008
Rhode	NT4 Microphone	N/A
Crown	SASS-P MKII Microphone	N/A
Planar	PLI 20-BK Monitor	M0015HE3120037
Planar	PLI 20-BK Monitor	M0015HE3210036
Mackie	1202-VLZ Pro	21BU96609

Duplication Equipment

Vendor	Description	Serial #
MF Digital	Scribe EC	90211
MF Digital	Scribe EC	90212
MF Digital	Scribe EC	90213
MF Digital	Scribe EC	90214
MF Digital	Scribe EC	90215
MF Digital	Scribe EC	90216
MF Digital	Scribe EC	90217
MF Digital	Scribe EC	90218
MF Digital	Scribe EC	90219
ME Digital	Scribe EC	90220
MF Digital	Scribe EC	90221
MF Digital	Scribe EC	90222
MF Digital	Scribe EC	90223
MF Digital	Scribe EC	90224
MF Digital	Scribe EC	90225
MF Digital	Scribe EC	90226
MF Digital	Scribe EC	90227
MF Digital	Scribe EC	90228
MF Digital	Scribe EC	90229
MF Digital	Scribe EC	90230
MF Digital	Scribe EC	90231
MF Digital	Scribe EC	90232
MF Digital	Scribe EC	90233
ME Digital	Scribe EC	90234
MF Digital	Scribe EC	90235

Vendor	Description	Serial #
MF Digital	Scribe EC	90236
Dell	Dimension PC	78WT831
Dell	Dimension PC	G7WT831
Dell	Dimension PC	4BWT831
Dell	Dimension PC	49WT831
Dell	Dimension PC	17WT831
Dell	Dimension PC	G8WT831
Dell	Dimension PC	B5WT831
Dell	Dimension PC	G4WT831
Dell	Dimension PC	J4WT831
Dell	Dimension PC	3BWT831
Dell	Dimension PC	B8WT831
Dell	Dimension PC	79WT831
Dell	Dimension PC	18WT831
Dell	Dimension PC	G9WT831
Dell	Dimension PC	46WT831
Dell	Dimension PC	1BWT831
Dell	Dimension PC	86WT831
Dell	Dimension PC	7BWT831
Dell	Dimension PC	G6WT831
Dell	Dimension PC	G5WT831
Dell	Dimension PC	77WT831
Dell	Dimension PC	74WT831
Dell	Dimension PC	29WT831
Dell	Dimension PC	9BWT831
Dell	Dimension PC	C6WT831
Dell	Dimension PC	D9WT831
Dell	Server	HIX48G
Dell	Switch	TTY779
Raritan	KVM	K2164021
Raritan	KVM User Module	D3050334
Raritan	KVM Modules (UKVMPD x26)	N/A
Viewsonic	Monitor	90T031302571
Viewsonic	Monitor	90T031303142
Microboards	Timer	N/A
Various	Cabling	N/A
Aluminum	26' Trailer	N/A
Hergo	Racking	N/A

Trailer, 2004 model year, whose ownership is evidenced by New York State Certificate of Title document number 898555V, and with the following title and identification number: 1N9AE26244E167013

SCHEDULE C

Principal Place of Business of the Company:

2435 N. Central Expressway, Ste. 1610, Richardson, Texas 75080

Locations Where Collateral is Located or Stored:

Currently, Texas and Minnesota

SCHEDULE D

Jurisdictions: Texas, Nevada, Delaware, Minnesota